Exhibit 10.7

Advances and Security Agreement
Insurance Companies

This Advances and Security Agreement (“Agreement”) is made as of      between the Federal Home Loan Bank of San Francisco (“Bank”) and        (“Member”), which has its main, home, or principal office at        .

WHEREAS, the Member may apply from time to time for extensions of credit from the Bank in accordance with the terms and conditions of this Agreement; and
WHEREAS, the Bank requires that all indebtedness of the Member to the Bank and all extensions of credit by the Bank to the Member pursuant to this Agreement be secured pursuant to this Agreement and in accordance with applicable laws, regulations, and policies, and the Member is willing to provide such security:
NOW THEREFORE, for valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Member and the Bank agree as follows:

I. Definitions
The following terms have the following meanings in this Agreement:
A.“Act” means the Federal Home Loan Bank Act, as amended, modified, or supplemented from time to time.
B.“Advance” or “Advances” means any and all loans and other extensions of credit made by the Bank to the Member, including without limitation, all payments made by the Bank on behalf of or for the account of the Member under outstanding Commitments and all loans and other extensions of credit made by the Bank to the Member prior to the date of this Agreement.
C.“Bank’s Credit Program” means the credit program established by the Bank as it is described in the Bank’s Credit Guide and Collateral Guide, each as amended, modified, or supplemented from time to time.
D.“Borrowing Capacity” means the aggregate dollar amount assigned by the Bank, in its sole discretion, to the Member’s Collateral for purposes of determining the Member’s compliance with the Collateral maintenance obligations of Section IV.A. The Bank may calculate and change the Borrowing Capacity of the Member’s Collateral, at any time and for any reason including, but not limited to, the Bank’s assessment of the Member’s creditworthiness.
E.“Capital Stock” means all of the capital stock of the Bank owned by the Member and all dividends and proceeds of such capital stock.
F.“Collateral” means all property, including the proceeds and products thereof, at any time pledged to the Bank by the Member as security for Indebtedness, including without limitation, all Loan Collateral, Securities Collateral, and Other Collateral pledged to the Bank pursuant to Section III.A. or otherwise, all Deposit Accounts, and all Capital Stock.
G.“Collateral Confirmation” means a writing or electronic transmission from the Bank to the Member or a report or other information posted on the Bank’s member website, confirming the contents of a Collateral Update Report.
H.“Collateral Guide” means the Bank’s Collateral Guide, as amended, modified, or supplemented from time to time.
I.“Collateral Maintenance Level” means the product of (1) the dollar sum of the Member’s (a) outstanding Advances, (b) outstanding Commitments, (c) the amount for which the Member is required to maintain Collateral under each outstanding Swap Transaction, and (d) any additional Indebtedness of the Member to the Bank, and (2) the percentage specified by the Bank from time to time and which the Bank, in its sole discretion, may increase or decrease at any time and for any reason including, but not limited to, the Bank’s assessment of the Member’s creditworthiness. In accordance with Section IV.A., the Member must at all times pledge Eligible Collateral with an aggregate Borrowing Capacity at least equal to the Member’s then current Collateral Maintenance Level.
J.“Collateral Update Report” means a schedule, embodied on the media and in the form required by the Bank from time to time, specifying and describing certain Eligible Collateral pledged by the Member to the Bank as of the date of the schedule.
K.“Commercial Loan” means a whole mortgage loan made for commercial, corporate or business purposes and secured by a lien on real property that is not a dwelling unit or is not used for residential purposes and the parcel(s) of real estate on which it is located. A Multifamily Loan is not a Commercial Loan.
L.“Commercial Loan Collateral” means with respect to each Commercial Loan that is pledged by the Member to the Bank pursuant to Section III.A. or otherwise, the promissory note, bond, or other instrument that evidences the Commercial Loan; any related mortgage or deed of trust that secures the Commercial Loan; any endorsements or assignments thereof to the Member; all ancillary security agreements, policies, and certificates of insurance or guarantees, evidences of recordation, applications, underwriting materials, appraisals, approvals, permits, notices, opinions of counsel, and loan servicing rights (if not otherwise pledged, sold, or conveyed to another party), loan servicing data and agreements; all other electronically stored and written records or materials relating to the Commercial Loan; and all proceeds and products of the Commercial Loan.
M.“Commitments” means any and all agreements under which the Bank is obligated to make Advances to the Member or payments on behalf of or for the account of the Member, existing on or after the date of this Agreement, including without limitation, letters of credit, firm commitments, guarantees, or other arrangements intended to facilitate transactions between the Member and third parties, and irrespective of whether the Bank’s obligation under any applicable agreement is contingent upon the occurrence or nonoccurrence of a condition subsequent.
N.“Confirmation” means a writing or electronic transmission from the Bank to the Member, confirming the terms and conditions upon which the Bank and the Member have agreed with respect to an Advance or Commitment.
O.“Credit Guide” means the Bank’s Credit Guide, as amended, modified, or supplemented from time to time.
P.“Deposit Account” means a demand, time, term, savings, transaction, or similar account with the Bank that is established by the Member or the Bank for the benefit, or in the name, of the Member.
Q.“Eligible Collateral” means Collateral, other than Deposit Accounts and Capital Stock, that at the time it becomes Collateral and at all times thereafter (1) qualifies as security for the origination, issuance, or renewal of any Advance, Commitment, or other Indebtedness under the terms and conditions of the Act and the Regulations; (2) satisfies the requirements established by the Bank pursuant to the Bank’s Credit Program or otherwise; and (3) is owned by the Member free and clear of any liens, encumbrances or other interests other than the security interest granted to the Bank hereunder.
R.“Finance Agency” means the Federal Housing Finance Agency or any successor agency thereto.
S.“Government and Agency Securities Collateral” means securities (including participation certificates) or other obligations issued, insured, or guaranteed by the United States Government or any agency thereof, including without limitation, mortgage-backed securities issued or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae, or any other agency of the United States; and securities backed by, or representing an equity interest in, Government Loans.
T.“Government Loan” means a whole mortgage or other loan, regardless of delinquency status, to the extent the loan is insured or guaranteed by the United States or any agency thereof, or otherwise backed by the full faith and credit of the United States, and such insurance, guarantee or other backing is for the direct benefit of the holder of the loan.
U.“Government Loan Collateral” means with respect to each Government Loan that is pledged by the Member to the Bank pursuant to Section III.A. or otherwise, the certificate of insurance or guarantee or other evidence of insurance, guarantee or other backing by the United States or any agency thereof; all electronically stored and written records or materials relating to the Government Loan as required by the Bank from time to time (which may include the promissory note, bond or other instrument that evidences the Government Loan; any related mortgage or deed of trust that secures the Government Loan; any endorsements or assignments thereof to the Member; any related certificates of deposit, stocks, bonds, certificates of title, notices, acknowledgments, control agreements and other similar certificates; documents and agreements that secure the Government Loan and represent a lien on certain personal property; all ancillary security agreements, policies, certificates of insurance or guarantees, evidences of recordation, applications, underwriting materials, appraisals, approvals, permits, notices, opinions of counsel, and loan servicing rights [if not otherwise pledged, sold, or conveyed to another party], loan servicing data and agreements); and all proceeds and products of the Government Loan.
V.“Indebtedness” means all indebtedness of the Member to the Bank, whether now outstanding or incurred after the date of this Agreement, and whether real, contingent, or conditional, including without limitation, all Advances, any other sums owed by the Member to the Bank pursuant to any provision of this Agreement or any other agreement between the Member and the Bank, all obligations of the Member to provide credit enhancements to the Bank, and all other obligations and liabilities of the Member to the Bank.
W.“Loan Collateral” means all loans secured by a lien on real property; all loans made for commercial, corporate, and business purposes; and all participation interests in such loans that are pledged by the Member to the Bank pursuant to Section III.A. or otherwise. With respect to each loan pledged to the Bank, Loan Collateral includes, without limitation, the promissory note, bond or other instrument that evidences the loan; any related mortgage or deed of trust that secures the loan; any endorsements or assignments thereof to the Member; any related certificates of deposit, stocks, bonds, certificates of title, notices, acknowledgments, control agreements and other similar certificates, documents, and agreements that secure the loan and represent a lien on certain personal property; all ancillary security agreements, policies, and certificates of insurance or guarantees, evidences of recordation, applications, underwriting materials, appraisals, approvals, permits, notices, opinions of counsel, and loan servicing rights (if not otherwise pledged, sold, or conveyed to another party), loan servicing data and agreements; all other electronically stored and written records or materials relating to the loan; and all proceeds and products of the loan. Loan Collateral includes, without limitation, Residential Loan Collateral, Multifamily Loan Collateral, Commercial Loan Collateral, Government Loan Collateral, Participation Collateral, and any other loans and participation interests that are pledged by the Member to the Bank and accepted as Loan Collateral by the Bank.
X.“Multifamily Loan” means a whole mortgage loan secured by a lien on a multifamily residential dwelling of five or more units and the parcel(s) of real estate on which it is located.
Y.“Multifamily Loan Collateral” means with respect to each Multifamily Loan that is pledged by the Member to the Bank pursuant to Section III.A. or otherwise, the promissory note, bond or other instrument that evidences the Multifamily Loan; any related mortgage or deed of trust that secures the Multifamily Loan; any endorsements or assignments thereof to the Member; all ancillary security agreements, policies, and certificates of insurance or guarantees, evidences of recordation, applications, underwriting materials, appraisals, approvals, permits, notices, opinions of counsel, and loan servicing rights (if not otherwise pledged, sold, or conveyed to another party), loan servicing data and agreements; all other electronically stored and written records or materials relating to the Multifamily Loan; and all proceeds and products of the Multifamily Loan.
Z.“Other Collateral” means items of property, other than Capital Stock, Deposit Accounts, Loan Collateral, and Securities Collateral, that are pledged by the Member to the Bank pursuant to Section III.A. or otherwise as Collateral for Indebtedness, and all proceeds and products thereof.
AA.“Other Securities Collateral” means securities (other than Government and Agency Securities Collateral and Private Securities Collateral) that are pledged by the Member to the Bank pursuant to Section III.A. or otherwise as Collateral for Indebtedness, and all proceeds and products thereof.
BB. “Participation” means an undivided participation or fractional interest in a Residential Loan, Multifamily Loan, Commercial Loan, or any other loan. A Participation is “retained” where the Member owns the whole loan and has sold or conveyed a participation or fractional interest in the loan, and “purchased” where the Member purchases a participation or fractional interest in the loan from another entity.
CC. “Participation Collateral” means with respect to each Participation that is pledged by the Member to the Bank pursuant to Section III.A. or otherwise, the related participation agreement or other similar agreement or document governing the Participation; all ancillary security agreements, policies, and certificates of insurance or guarantees, evidences of recordation, applications, underwriting materials, appraisals, approvals, permits, notices, opinions of counsel, and loan servicing rights (if not otherwise pledged, sold, or conveyed to another party), loan servicing data and agreements; all other electronically stored and written records or materials relating to the Participation; and all proceeds and products of the Participation. With respect to a purchased Participation, Participation Collateral may also include the participation certificate or other instrument or document that evidences the Member’s Participation.
DD. “Private Securities Collateral” means privately issued securities representing unsubordinated interests in, or collateralized by first priority security interests in, both the interest and principal payments on fully disbursed whole first lien residential mortgage loans.
EE. “Regulations” means the regulations of the Finance Agency or its predecessor the Federal Housing Finance Board, as amended, modified, or supplemented from time to time.FF. “Residential Loan” means a whole residential mortgage loan secured by a lien on a one- to four-unit residential dwelling and the parcel(s) of real estate on which it is located.
GG. “Residential Loan Collateral” means with respect to each Residential Loan that is pledged by the Member to the Bank pursuant to Section III.A. or otherwise, the promissory note, bond or other instrument that evidences the Residential Loan; any related mortgage or deed of trust that secures the Residential Loan; any endorsements or assignments thereof to the Member; all ancillary security agreements, policies, and certificates of insurance or guarantees, evidences of recordation, applications, underwriting materials, appraisals, approvals, permits, notices, opinions of counsel, and loan servicing rights (if not otherwise pledged, sold, or conveyed to another party), loan servicing data and agreements; all other electronically stored and written records or materials relating to the Residential Loan; and all proceeds and products of the Residential Loan.
HH. “Securities Collateral” means Government and Agency Securities Collateral, Private Securities Collateral, Other Securities Collateral, that are pledged by the Member to the Bank pursuant to Section III.A. or otherwise, and all proceeds and products thereof.
II. “Solvent” means the Member has capital and surplus greater than zero as determined in accordance with statutory accounting principles.
JJ. “Swap Transaction” means an interest rate swap; interest rate cap, floor or collar; currency exchange transaction, or similar transaction entered into between the Bank and the Member.

II. Advances Agreement
A.Application and Procedures for Advances
From time to time, the Member may apply to the Bank for Advances or Commitments in accordance with the procedures established by the Bank from time to time. Each Advance or Commitment will be evidenced by a Confirmation. Each Advance or Commitment will be governed by the terms of this Agreement, the Bank’s Credit Program, the related Confirmation, and any other writing applicable thereto. Unless otherwise agreed to in writing by the Bank, each Advance will be made by crediting the Member’s Deposit Account specified by the Bank. The Bank’s obligation to fund any Commitment will be subject to compliance by the Member with the terms and provisions of this Agreement, including without limitation, the Collateral maintenance requirements set forth in Section IV.A., and satisfaction by the Member of the applicable credit considerations and other eligibility requirements and policies described in the Bank’s Credit Program. If the Member’s access to Advances is subsequently restricted pursuant to any provision of law or regulatory action, the Bank will not be required to fund any outstanding Commitments for Advances not funded prior to the effective date of the restriction. The Member will sign and deliver to the Bank a promissory note or notes in such form as the Bank may require to evidence any Advance.
B.Repayment of Advances
The Member agrees to repay each Advance or any other amount due in accordance with this Agreement and the applicable terms and provisions of the Bank’s Credit Program and, where relevant, the terms and conditions of the applicable Confirmation. A payment will be deemed delinquent if it is not received by the Bank on or before the applicable payment due date as provided in the Confirmation or otherwise. The Member will maintain in the Member’s Deposit Account specified by the Bank an amount at least equal to the amounts then currently due and payable to the Bank on outstanding Advances or otherwise due to the Bank, and the Member hereby authorizes the Bank to debit such Deposit Account from time to time in an amount equal to the amounts then due and payable.
C.Amortization Payments
If the creditworthiness of the Member, as determined from time to time by the Bank in its sole discretion, does not meet the requirements of the Bank, the Bank may require amortization by means of monthly payments of principal on all or any portion of the Member’s outstanding Advances. The Member agrees to begin making monthly amortization payments as required by the Bank upon 30 calendar days’ written notice from the Bank in the amounts, not to exceed 10% of the original principal balance of the subject Advances, as specified in writing by the Bank, plus any prepayment or early termination fees that may be due and payable under the terms of the related Confirmations. The Member will make such payments as long as any amount remains unpaid on the subject Advances or until notified otherwise by the Bank. Amortization payments required pursuant to this Section II.C. will be in addition to all other payments of principal, interest, prepayment fees and other amounts due and payable to the Bank with respect to any Advances or otherwise.
D.Estoppel
Failure of the Member to deliver written notice to the Bank within five business days of the Member’s receipt of a Confirmation of Advance specifying any discrepancy or disputed term or condition of the related Advance will constitute the agreement and acknowledgment by the Member that the terms and conditions of the Advance are valid and are those that the Member requested and by which the Member agreed to be bound, and the Member will be estopped from asserting any claim or defense with respect to the repayment of the Advance and all interest and related fees and other charges or with respect to the validity, accuracy, or completeness of information contained in the Confirmation.
E.Right of Bank to Make Advances with Respect to Outstanding Commitments
Without limiting the Bank’s rights and remedies under Section VII of this Agreement, if any Commitment is outstanding at the time of an Event of Default, the Bank may, at its option and without notice to or request from the Member, make an Advance by crediting a special Deposit Account of the Member in an amount up to the amount of the outstanding Commitment(s). Amounts credited to the special Deposit Account may not be withdrawn by the Member as long as there is an outstanding Commitment. The Bank may apply the funds in the special Deposit Account to satisfy the Bank’s obligations under the Commitment(s). When all such obligations have expired or have been satisfied or the Event(s) of Default has been cured or waived, the Bank will disburse the balance, if any, in the special Deposit Account first to the satisfaction of any amounts then due and owing by the Member to the Bank and then to the Member or its successors in interest. Advances made pursuant to this Section II.E. will be payable on demand and will bear interest from the date the Advance is made up to, but not including, the date it is paid at such rate as the Bank may determine in its sole discretion.
F.Interest
The Member agrees to pay interest on each Advance at the rate described in the related Confirmation and otherwise as specified in this Agreement or as agreed to in writing by the Member and the Bank. The Member agrees to make interest payments using the method specified by the Bank from time to time. Interest with respect to a given type of Advance as specified in the related Confirmation will be determined on the basis described in the related Confirmation and otherwise as described in the Bank’s Credit Program for such type of Advance. Accrued interest on each Advance will be due and payable at the times specified in the related Confirmation, the Bank’s Credit Program, or otherwise as specified in this Agreement or as agreed to in writing by the Member and the Bank.
G.Commitment Fees
The Member agrees to pay when due any fees applicable to any Commitments issued by the Bank, including any fees applicable to the amendment or cancellation of such Commitments, as specified in the related Confirmation or the Bank’s Credit Program.
H.Prepayment Fees
Upon any prepayment of any Advance, including upon any acceleration of the maturity of any Advance or any amortization of principal of any Advance, the Member agrees to pay when due any applicable prepayment fees pertaining to such Advance, as specified in the related Confirmation, the Bank’s Credit Program, and otherwise as specified in this Agreement, or as agreed to in writing by the Member and the Bank, or as the Bank may require from time to time to conform to law or regulation. Prepayments will be permitted only in accordance with the terms and provisions of the related Confirmation and the Bank’s Credit Program.

III. Security Agreement
A.Creation of Security Interest
As security for all Indebtedness, the Member hereby grants to the Bank a security interest in:
(1)All Capital Stock; and
(2)All Securities Collateral and Other Collateral specified pursuant to Section IV.B. or delivered pursuant to Section IV.C.; and
(3)All Loan Collateral specified pursuant to Section IV.B. or delivered pursuant to Section IV.C.; and
(4)All Deposit Accounts.
Without limiting the foregoing, all property pledged by the Member to the Bank as Collateral securing Indebtedness and other obligations of the Member to the Bank prior to the date of this Agreement is hereby pledged to the Bank as Collateral under this Agreement.
B.Perfection and Priority of Security Interest
The Member agrees to take all actions as required by the Bank (1) to perfect, or to enable the Bank to perfect, its security interest in the Collateral, including without limitation, authorizing the filing of financing statements, cooperating with the Bank to ensure that the Bank obtains control of the Collateral, and delivering the Collateral to the Bank or its designee, and (2) to ensure that the Bank has a first priority security interest in Eligible Collateral. To the extent the Bank has filed a financing statement prior to the date of this Agreement, the Member hereby acknowledges, ratifies, confirms, and authorizes such filing.

IV. Rights and Covenants Regarding Collateral
A.Collateral Maintenance Requirement
(1)The Member will at all times have pledged to the Bank Eligible Collateral that has a Borrowing Capacity at least equal to the Member’s then current Collateral Maintenance Level. In the event the aggregate Borrowing Capacity of the Member’s Eligible Collateral decreases below the Member’s then current Collateral Maintenance Level, the Member will promptly notify the Bank and pledge to the Bank such additional amounts of Eligible Collateral as are necessary to satisfy the Member’s then current Collateral Maintenance Level. If at any time any Eligible Collateral ceases to be Eligible Collateral as determined by the Bank in its sole discretion, the Member will promptly grant a security interest to the Bank in additional or substitute Eligible Collateral as necessary to meet the Member’s then current Collateral Maintenance Level. Notwithstanding the foregoing, the Bank may elect to exercise its rights under Section VII.A. at any time the aggregate Borrowing Capacity of the Member’s Eligible Collateral is below the Member’s then current Collateral Maintenance Level.
(2)Without the prior written consent of the Bank, the Member will not: (a) grant any security interest in, sell, convey, or otherwise dispose of any Collateral pledged pursuant to Section III.A.(2) or III.A.(3), to any party other than the Bank; or (b) to the extent it would result in the Member having pledged with the Bank Eligible Collateral with an aggregate Borrowing Capacity less than the Member’s then current Collateral Maintenance Level, foreclose on any property that secures any Loan Collateral.
(3)To the extent the Bank does not require delivery of Member’s Collateral, or the Member has not yet delivered the Collateral to the Bank, subject to Section IV.B.(6) and Section IV.C., all Collateral will be held by the Member in trust for the benefit of, and subject to the direction and control of, the Bank, and will be physically safeguarded by the Member with reasonable care. The Member will take all action necessary or prudent to protect and preserve the Collateral and the Bank’s interest therein, including without limitation, ensuring that all Loan Collateral is serviced in accordance with the standards of a reasonable and prudent mortgagee.
(4)The form and sufficiency of all documents pertaining to the Collateral must be satisfactory to the Bank. If any Collateral documents are not satisfactory to the Bank, the Bank may assign a Borrowing Capacity to the related Collateral that is less than the Borrowing Capacity that would otherwise be assigned to such Collateral under the Bank’s Credit Program, as the Bank may specify from time to time. Before extending any Advance or Commitment or accepting any Collateral, the Bank may require that the Member make any or all documents pertaining to the Collateral available to the Bank for its inspection and approval.

B.Specification of Certain Collateral
(1)The Member will prepare and deliver to the Bank periodic Collateral Update Reports as specified in this Section IV.B. or in the Bank’s Credit Program. From time to time, but at least quarterly for Loan Collateral, or as requested or required by the Bank for other Collateral, the Member will deliver to the Bank any required Collateral Update Report specifying and describing the Eligible Collateral pledged to the Bank that, together with other Eligible Collateral already pledged to the Bank, has a Borrowing Capacity as of the date of the Collateral Update Report at least equal to the Member’s then current Collateral Maintenance Level.
With respect to a Collateral Update Report that only specifies and describes Loan Collateral that the Member requests to be released from the Bank’s security interest, the Bank’s security interest in the Loan Collateral specified and described in the Collateral Update Report will be released upon receipt of the report but only if the aggregate Borrowing Capacity of the Member’s Collateral immediately after such release would be at least equal to the Member’s then current Collateral Maintenance Level. With respect to a Collateral Update Report that specifies and describes all Loan Collateral that the Member has pledged or thereby pledges to the Bank and that omits to specify and describe certain Loan Collateral currently pledged to the Bank, the Bank’s security interest in the omitted assets will be released upon receipt of such report but only if the aggregate Borrowing Capacity of the Member’s Collateral immediately after such release would be at least equal to the Member’s then current Collateral Maintenance Level. The Bank has no obligation to accept any Collateral Update Report or release any Collateral if immediately after such acceptance or release, the Borrowing Capacity of the remaining Collateral would be less than the Member’s then current Collateral Maintenance Level.
(2)If required by the Bank, the Member will endorse and assign, as appropriate, to the Bank all applicable documents evidencing Collateral in such manner as specified by the Bank from time to time. The Member will specify, describe and deliver to the Bank such writings pertaining to Collateral as the Bank requires from time to time.
(3)Following the receipt of a Collateral Update Report, the Bank may generate a Collateral Confirmation and any other records with respect to the contents of the Collateral Update Report, and may provide the Collateral Confirmation and any such record to the Member. Failure of the Member to deliver written notice to the Bank within seven business days of the date of a Collateral Confirmation, specifying any discrepancy on the Collateral Confirmation or any accompanying record prepared by the Bank, will constitute the agreement and acknowledgment by the Member of the validity and accuracy of the information contained in the Collateral Confirmation or accompanying record, and the Member will be estopped from asserting any claim or defense with respect to the accuracy or validity of any information contained in the Collateral Confirmation or accompanying record. If the Member delivers timely notice to the Bank with respect to any discrepancy in any Collateral Confirmation or accompanying record, the Bank will promptly consult with the Member and attempt to resolve the matter. However, any Borrowing Capacity assigned to the Collateral that is the subject of such consultation will be in the sole discretion of the Bank. Nothing contained in this Agreement or in any Collateral Confirmation or accompanying record or other document delivered with any Collateral Confirmation will be construed as an agreement or commitment on the part of the Bank to make an Advance or Commitment to the Member, and the Bank expressly reserves the right to grant or to deny a request by the Member for an Advance or Commitment.
(4)Notwithstanding anything in this Agreement to the contrary, the Member will be solely responsible for the accuracy and adequacy of all information and data in: (i) each Collateral Update Report (or other writing specifying and describing any Collateral) submitted to the Bank; (ii) any report or information provided by the Member to any state insurance regulator from which the Bank obtains information related to Collateral; and (iii) any other report, schedule, certification, or document relating to Collateral that is provided by the Member to the Bank. The Bank will have no obligation to make any independent examination of or calculation with respect to the information submitted in a Collateral Update Report (or in any other written report, schedule, certification, or other document that may be submitted by the Member) and, without limiting the generality of the foregoing, the Bank makes no representation or warranty as to the validity, accuracy, or completeness of any information contained in any Collateral Confirmation or accompanying record or other document provided with any Collateral Confirmation.
(5)The Bank may maintain any and all information contained in each Collateral Update Report or in any other report, schedule, certification, or document relating to Collateral received from the Member in any form or medium. The Member will at all times maintain complete and accurate records and materials supporting or relating to any Collateral Update Report or other report, schedule, certification, or document relating to Collateral information submitted to the Bank and will promptly make the same available, if required, to the Bank. The maintenance and retention of such supporting records and materials will be the sole responsibility of the Member, and the Bank will not be liable for any loss of such information.
(6)To the extent the Bank does not require delivery of Member’s Collateral, or the Member has not yet delivered the Collateral to the Bank, the Member will physically segregate any Collateral pledged to the Bank from all other property of the Member in a manner satisfactory to the Bank. For Loan Collateral, the Member will hold the physical note, any certificated Participation, and any other documents that the Member maintains in physical form for each segregated loan or certificated Participation pledged to the Bank in a separate file folder with each file folder clearly labeled with the loan or other identification number and the name of the mortgagor/debtor.
(7)If required by the Bank, the Member will provide, at its own expense, a certification by an independent certified public accountant or by another entity acceptable to the Bank that the Member has complied with the terms of this Section IV.B.

C.Delivery of Collateral
(1)Within five business days of the Bank’s written direction, the Member will deliver to the Bank, or to a bailee or custodian designated by the Bank, Eligible Collateral with a Borrowing Capacity that equals or exceeds the Member’s then current Collateral Maintenance Level. The Member hereby authorizes the Bank, upon receipt of Loan Collateral or Other Collateral, to affix or otherwise attach to each note or other related writings labels or stickers containing identification codes or other relevant information. The Member will endorse and assign all Collateral delivered to the Bank in the manner required by the Bank. Concurrently with the initial delivery of Collateral and within 30 days of each subsequent valuation date established by the Bank (and at such other times as required by the Bank), the Member will deliver to the Bank a Collateral Update Report or a writing in such form as may be required by the Bank from time to time, each dated as of the then most recent valuation date, describing the Collateral held by the Bank and any of its bailees or custodians. In addition, if required by the Bank, the Member will immediately take such other actions as the Bank deems necessary or appropriate to perfect or protect its security interest in the Collateral.
(2)With respect to any Securities Collateral pledged to the Bank, the delivery requirements contained in this Agreement and the Bank’s Credit Program will be satisfied by: (i) the transfer of the securities to the Bank or its agent, such transfer to be effected in such manner and to be evidenced by such documents as the Bank specifies from time to time; or (ii) the execution of an agreement among the Bank, the Member and any securities intermediary holding the securities that, in the Bank’s sole determination, grants the Bank “control” over such securities as that term is defined in the applicable Uniform Commercial Code.
(3)The Member agrees to pay to the Bank all reasonable fees and charges as may be assessed by the Bank to cover overhead and other costs relating to the receipt, holding, and redelivery of Collateral and otherwise relating to the perfection, protection, and enforcement of the Bank’s security interest in the Collateral and to reimburse the Bank for all recording fees and other reasonable expenses, disbursements, and advances incurred or made by the Bank in connection with the Collateral (including the reasonable compensation, expenses and disbursements of any bailee or custodian that may be appointed by the Bank, and the agents and legal counsel of the Bank and of such bailee or custodian).

Any sums owed to the Bank under this Section IV.C.(3) may be collected by the Bank, at its option, by debiting the Member’s Deposit Account specified by the Bank.

D.Release and Redelivery of Delivered Collateral
The Bank will promptly release and redeliver to the Member, at the Member’s expense, Collateral delivered to the Bank, upon receipt by the Bank from the Member of:

(1)A written request to release the Bank’s security interest on and redeliver any Collateral pledged to the Bank pursuant to Section III.A. and delivered to the Bank pursuant to Section IV.C.(1),
(2)A listing of the Collateral (and any other writings required by the Bank) to be released and redelivered, and
(3)A certificate of a duly authorized signer for the Member certifying that immediately after release, the aggregate Borrowing Capacity of the remaining Eligible Collateral in which the Bank will have a first, prior and perfected security interest will not be less than the Member’s then current Collateral Maintenance Level.
Notwithstanding anything in this Agreement to the contrary, the Bank will have no obligation to release or redeliver the specified Collateral if an Event of Default has occurred and is continuing, or at any time that the Bank determines that release of its security interest would reduce the Borrowing Capacity of the Member’s Eligible Collateral below the Member’s then current Collateral Maintenance Level, or at any time that the Bank reasonably and in good faith deems itself insecure.
E.Collateral Audits and Reports
All Collateral and the Member’s compliance with the terms of this Agreement and the Bank’s Credit Program will be subject to audit and verification by the Bank. Such audits and verifications may occur without notice during the Member’s normal business hours or upon reasonable notice at such other times as the Bank may require. The Member will provide access to, and will make adequate working facilities available to, the representatives or agents of the Bank for purposes of such audits and verifications. The Member agrees to pay to the Bank reasonable fees and charges as may be assessed by the Bank to cover overhead and other costs relating to such audit, verification, and evaluation.
F.Additional Documentation and Assurances
The Member will promptly make, execute, and deliver to the Bank such assignments, listings, powers, financing statements, or other instruments, agreements, and documents with respect to the Collateral and the Bank’s security interest therein and in such form as the Bank may require. The Member will immediately take such other actions as the Bank deems necessary or appropriate to create, perfect, and protect the Bank’s security interest in the Collateral or otherwise to obtain, preserve, protect, or enforce the Collateral and the Bank’s security interest therein.
G.Bank’s Responsibility as to Collateral
Upon possession of any Collateral, the Bank’s duty as to such Collateral will be solely to use reasonable care in the custody and preservation of the Collateral in its possession, which will not include any steps necessary to preserve rights of the Member against prior or other parties nor the duty to send notices, perform services, or take any action in connection with the management of the Collateral. The Bank will not have any responsibility or liability for the form, sufficiency, correctness, genuineness, or legal effect of any instrument or document evidencing or relating to the Collateral, or any signature thereon or the description or misdescription or value of property represented or purported to be represented, by any such document or instrument, or for any error or omission or delay in the liquidation of any Collateral, including the sale, assignment, or delivery of the Collateral or any part thereof, including the settlement, collection, or payment of any Collateral, or any damage resulting therefrom. The Member agrees that any and all Collateral may be removed by the Bank from the state or location where situated and may thereafter be dealt with by the Bank as necessary to protect the Bank’s security interest in the Collateral.
H.Bank’s Rights as to Collateral; Power of Attorney

At any time or times, at the expense of the Member, the Bank may in its discretion, before or after the occurrence of an Event of Default, in its own name or in the name of its nominee or of the Member, do any or all things and take any and all actions that are pertinent to the protection of the Bank’s interests hereunder and, if such actions are subject to the laws of a state, are lawful under the laws of the State of California, including without limitation, the following:
(1)Terminate any consent given hereunder;
(2)Notify obligors on any Collateral to make payments thereon directly to the Bank;

(3)Endorse and assign, as applicable, any Collateral that is in the Member’s name or that has been endorsed and assigned by others to the Member’s name;
(4)Enter into any extension, compromise, settlement, or other agreement relating to or affecting any Collateral;
(5)Take any action the Member is required to take or that is otherwise necessary: (a) to file a financing statement or otherwise perfect a security interest in any or all of the Collateral, or (b) to obtain, preserve, protect, enforce, or collect the Collateral;
(6)Take control of any funds or other proceeds generated by or arising from the Collateral and use the same to reduce Indebtedness as it becomes due; and
(7)Cause the Collateral to be transferred to the name of the Member, the name of the Bank or the name of the Bank’s nominee.
In accordance with the foregoing, the Member hereby appoints the Bank as its true and lawful attorney, for and on behalf of the Member and in its name, place, and stead, to prepare, execute, and record endorsements and assignments to the Bank of all or any item of Collateral (including the identification and listing of Loan Collateral), giving and granting to the Bank, as such attorney, full power and authority to do or perform every lawful act necessary or proper in connection therewith as fully as the Member could or might do. The Member hereby ratifies and confirms all that the Bank lawfully does or causes to be done now or in the future by virtue of this special power of attorney. This special power of attorney is granted for a period commencing on the date hereof and continuing until the discharge of all Indebtedness and all obligations of the Member hereunder regardless of any default by the Member, is coupled with an interest, and is irrevocable for the period granted. As the Member’s true and lawful attorney-in-fact, the Bank will have no responsibility to take any steps necessary to preserve rights of the Member against prior or other parties nor the duty to send notices, perform services, or take any action in connection with the management of the Collateral, except as set forth in Section IV.G.
I.Application of Payments
The Bank may, in its sole discretion, apply any payments by or recovery from the Member or any sums realized from Collateral, which are received by the Bank without any designation from the Member (at the time of such payment, recovery, or realization) as to the intended application thereof, at such time and in such manner and order of priority as the Bank deems fit.
J.Certain Covenants as to Collateral
At any time Collateral is pledged to the Bank, the Member covenants and agrees that it will do all of the following, unless the Bank consents otherwise in writing:
(1)With respect to any Loan Collateral, the Member will cause its borrowers to pay when due (or will pay if such borrowers are unable or cannot be made to pay) all taxes and assessments on the real property and improvements that secure any Loan Collateral or the use thereof. Unless otherwise agreed by the Member and the Bank, the Member will perform each of its obligations as a lender, secured party, or otherwise, under all loan or other agreements pertaining to the Loan Collateral.
(2)The Member agrees to take any action that the Member or the Bank, in either party’s reasonable judgment, deems necessary to preserve the Member’s or Bank’s rights against any prior or other parties (including without limitation, endorsers), and any guarantors or sureties with respect to, any and all of the chattel paper, documents, or instruments constituting all or any part of the Collateral and to preserve redemption, conversion, warrant, preemptive, or other rights concerning all or any part of such Collateral. Subject to Section IV.G., the Bank may, but need not, take any action that in its reasonable judgment will assist in the preservation of such rights. The Bank’s failure to act hereunder will not relieve the Member of the Member’s duties under this Section IV.J.(2) or in any way impair or discharge any indebtedness or result in any liability to the Member on the part of the Bank. The Bank will have no duty to take any steps necessary to preserve the rights of the Member against prior or other parties or to initiate any action to protect against the possibility of a decline in the market value or other impairment of such Collateral. Furthermore, except as provided in Section IV.G., the Bank will not be obligated to take any action with respect to such Collateral requested by the Member unless such request is made in writing, and the Bank determines, in its discretion, that the requested action would not jeopardize the value of such Collateral as security for Indebtedness or otherwise adversely affect any right or interest of the Bank.
(3)With respect to Collateral Update Reports for Loan Collateral, the Member will update and provide to the Bank schedules showing such information about the Loan Collateral identified and described in the Collateral Update Report as the Bank may require from time to time. In any event, the Member will immediately identify to the Bank any Loan Collateral that is needed to meet the Member’s then current Collateral Maintenance Level and that is classified as nonperforming, nonaccrual, scheduled or criticized, special mention, substandard, doubtful, loss, or the like. Unless otherwise required by the Bank, the Member may make the foregoing classifications according to its own loan criteria, provided that such criteria at least meet applicable regulatory criteria for such classifications
(4)The Member will obtain and maintain current financial statements, appraisals, rent rolls, and other information as may be required by the Bank supporting or relating to Loan Collateral and the related real property and improvements and personal property, and the Member will use its best efforts to cause all persons obligated under such Collateral to make the same available, if required, to the Bank.
(5)The Member hereby agrees to save, hold harmless, indemnify, and defend the Bank against any and all damages, liabilities, losses, claims, causes of action, and expenses (including attorneys’ fees and expenses of the Bank’s counsel) (for purposes of this Section IV.J.(5), together “Losses,” and each a “Loss”) that the Bank may directly or indirectly suffer or incur as a result or consequence of any Loss by any person arising out of or connected with the use or creation of any Collateral or any real or personal properties that secure such Collateral, except to the extent such Losses are attributable to the gross negligence or willful misconduct of the Bank or the failure of the Bank to act in accordance with its responsibilities under Section IV.G. Losses include, without limitation, any Loss arising with respect to any loan transaction involving the Member, or any default or wrongdoing by the Member with respect to any third party, including any nonperformance by the Member of any of its obligations as a lender or otherwise in connection with any such Collateral. Under no circumstances will the Bank be obligated to assume, perform or fulfill any obligation of the Member as a lender or otherwise.
K.Right to Cure Defaults on Loan Collateral
If the Member fails (1) to obtain or maintain insurance, or to maintain or cause the maintenance of any real property or improvements or personal property secured by any Loan Collateral, or to pay or obtain the payment of any fees, assessments, charges, or taxes arising with respect to any real property or improvements or personal property secured by such Collateral, or to perform any other obligation to the Bank, as specified in this Agreement or in the Bank’s Credit Program, or (2) to make any other advances or take any other actions necessary or advisable to preserve or protect any such Collateral, its value, or the Bank’s security interest in it, the Bank will have the right to obtain such insurance, or cause such real property or improvements or personal property to be maintained, or pay such fees, assessments, charges, or taxes, or perform such obligations, or make such advances or take such actions, as the case may be. In any such event, the Member agrees to pay the cost thereof immediately to the Bank. All liabilities owing by the Member to the Bank under this Section IV.K. will bear interest from the date when first due at a rate specified by the Bank for such liabilities or, if no such rate is specified, at the highest rate of interest in effect on any Indebtedness of the Member to the Bank from time to time, changing with each scheduled change in such rate.

V. Representations and Warranties of Member

The Member hereby represents and warrants that, as of the date hereof and as of each date on which there is outstanding an Advance, Commitment, or other Indebtedness:
A.The Member is an insurance company validly existing and in good standing with all applicable laws and the rules and regulations of its state insurance regulator.
B.The Member has full corporate power and authority and has received all corporate and governmental authorizations and approvals (including the approval of its board of directors, which approval is reflected in the minutes of said board) to enter into and perform its obligations under this Agreement, to borrow each Advance, to obtain each Commitment, and to pledge any Collateral.
C.The Member is not now, and neither the execution of nor the performance of any of the transactions or obligations of the Member under this Agreement will, with the passage of time, the giving of notice, or otherwise, cause the Member to be: (1) in violation of its charter or articles of incorporation, by-laws, the Act, the Regulations, any other law or administrative regulation (including, without limitation, any statutory or regulatory limits on secured credit), any decree, directive, or other restriction or legally binding determination of any governmental authority governing the Member’s business, or any administrative supervision order, or other order of a regulatory authority; or (2) in default under or in breach of any indenture, contract, or other instrument or agreement to which the Member is a party or by which the Member or any of its property may be bound. This Agreement is the legal, valid and binding obligation of the Member, enforceable against the Member in accordance with its terms.
D.The information given by the Member in connection with an application or request for Membership, an Advance or a Commitment, or a pledge, specification, or delivery of Collateral, or otherwise furnished with respect to this Agreement, is true, accurate, and complete in all material respects, and no information or document furnished by the Member to the Bank in connection with this Agreement or pursuant to the terms of this Agreement contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not misleading.
E.Each Advance and Commitment applied for by the Member hereunder will be authorized by the terms and provisions of the Act and the Regulations, as well as any applicable law or regulation governing the Member’s business. Any application for an Advance or Commitment hereunder will be deemed to be a representation by the Member that, as of the date of such application, (1) the Member will be in compliance with the Collateral maintenance requirements set forth in Section IV.A.(1) as of the funding of such Advance or extension of such Commitment, (2) that such Advance and any Collateral pledged to the Bank, whether before or after such Advance, will not cause the Member to violate any law, regulation, administrative supervision order, or other order, decree, directive, or other restriction or legally binding determination of any governmental authority governing the Member’s business, and (3) the Member has obtained any necessary consent, approval, or permission from applicable state insurance regulators and filed any necessary certificates, documents or disclosure therewith, as required by applicable law or regulation in order to obtain the Advance sought and to grant the Bank a security interest in the assets offered as Collateral.
F.There is no actual, threatened or pending litigation, regulatory action or other similar proceeding or event affecting the Member before any court, governmental agency (including without limit its state insurance regulator) or arbitrator, which may materially adversely affect the financial condition or operations of the Member, which may materially affect the value of the Collateral, or which purports to affect the legality, validity or enforceability of this Agreement.
G.The Member has received all licenses, certificates of authority and other authorizations or approvals from all governmental authorities, including but not limited to all insurance commissioners in all states where required, and has satisfied all examination requirements, paid in capital and surplus requirements and deposited all required securities and documents with the appropriate governmental authorities or regulators.
H.Collateral
(1)The Member owns and has marketable title to the Collateral and has the right and authority to grant a security interest to the Bank in the Collateral and to subject all of the Collateral to this Agreement.
(2)The information given from time to time by the Member to the Bank as to each item of Collateral is true, accurate, and complete in all material respects.

(3)All Eligible Collateral meets the standards and requirements with respect thereto from time to time established by the Bank, the Act, the Regulations, and all other applicable laws, rules, regulations and orders.
(4)The Member has not conveyed or otherwise created and there does not otherwise exist any participation interest or other direct, indirect, legal, or beneficial interest in any Loan Collateral on the part of anyone other than the Bank and the Member.
(5)All signatories to any and all writings that constitute any Collateral are and will be bound as they appear to be by their signatures and have the requisite authority and capacity (corporate or other) to execute such writings.
(6)No account debtor or other obligor owing any obligation to the Member with respect to any Loan Collateral has or will have any claims, defenses, offsetting claims, or other condition affecting the right of the Member or the Bank to enforce the writings constituting any Loan Collateral in accordance with the express terms of such writings, and no defaults (or conditions that, with the passage of time or the giving of notice or both, would constitute a default) exist or will exist under any such writings.
(7)Any and all real property or interest in real property that secures any Loan Collateral contains no toxic or hazardous wastes or other toxic or hazardous substance the presence of which could subject the Bank to any liability under applicable state or federal law or local ordinance either at any time that any Loan Collateral is pledged to the Bank or upon enforcement by the Bank of its security interest therein. The Member hereby agrees to indemnify and hold the Bank harmless against all costs, claims, expenses, damages, and liabilities, including without limitation, reasonable attorneys’ fees and expenses of the Bank, resulting in any way from the presence on any real property or interest in real property that secures Loan Collateral or that otherwise constitutes Collateral, of toxic or hazardous wastes or substances.

VI. Covenants of the Member
At all times during the term of this Agreement, the Member agrees as follows:

A.Compliance with Bank’s Credit Program
The Member agrees to comply with the terms and provisions of the Bank’s Credit Program, including without limitation, any reporting requirements, application procedures, or eligibility requirements described in the Bank’s Credit Program with respect to particular types of Advances or Collateral. If the Bank’s Credit Program is amended, the Member agrees to comply with the terms and provisions of the Bank’s Credit Program as so amended from time to time, provided that any outstanding Advances and Commitments existing at the time of any amendment will continue to be governed by the terms and provisions of the related Confirmation. Changes to the Bank’s Credit Program will become effective ten business days after the date of the Bank’s notice of the change, unless the notice specifies a different period.
B.Compliance with Applicable Laws
The Member agrees to comply in all material respects with all applicable laws, rules, regulations, and orders.
C.Information
(1)The Member agrees to furnish to the Bank within the timeframe required by the Bank all reports, statements, documents, and other information respecting the condition or operations, financial or otherwise, and Collateral of the Member as the Bank may from time to time require. At any reasonable time and from time to time, the Member agrees that the Bank or its designees may discuss the affairs, finances, and accounts of the Member with any of its officers or directors and with its independent certified public accountants.
(2)The Member will promptly provide to the Bank any reports it submits to its state insurance regulator regarding liquidity, corrective actions, and any other matters as specified from time to time by the Bank.
D.Insurance

The Member agrees to maintain insurance on the Collateral with financially sound, responsible and reputable insurance companies or associations in such amounts, containing such terms, for such periods, and covering such risks as is usually carried by companies engaged in similar businesses and owning similar assets.
E.Notices
The Member agrees to notify the Bank in writing of the following events within the specified timeframe:
(1)The Member will notify the Bank promptly after the occurrence of any Event of Default, or any event that with the giving of notice or passage of time would constitute an Event of Default;
(2)The Member will notify the Bank prior to any merger, consolidation, material asset acquisition, material stock acquisition, or material change of ownership to which it is a party;
(3)The Member will notify the Bank prior to any name change, charter change, or location change of its main, home, or principal office;
(4)The Member will notify the Bank promptly after any actual or threatened litigation, regulatory action, or other similar proceeding or event that (a) may materially adversely affect the financial condition or operations of the Member, (b) may materially adversely affect the value of the Collateral or any of the rights, interests, or remedies of the Bank with respect to the Collateral, (c) purports to affect the legality, validity, or enforceability of this Agreement, or (d) may materially adversely affect the Member’s ability to fulfill its obligations under this Agreement;
(5)The Member will notify the Bank promptly when any conditions exist, or events have transpired, that may cause, or have caused, the Member’s state insurance regulator to require the Member to sign an administrative supervision order, cease and desist order, voluntary agreement to discontinue, limit, or restrict business, or other similar order or agreement;
(6)The Member will notify the Bank promptly if the Member’s actual or estimated total adjusted capital is less than the percentage of the Member’s authorized control level, as that percentage is specified by the Bank from time to time. Total adjusted capital and authorized control level are as determined in accordance with statutory accounting principles;
(7)The Member will notify the Bank promptly after the Member becomes aware of any claims against any Collateral;
(8)The Member will notify the Bank promptly after the Member becomes aware or has any reason to believe that the Member does not meet its then current Collateral Maintenance Level, or that a contingency exists that, with the passage of time, would reasonably be likely to result in the Member failing to meet its then current Collateral Maintenance Level; and
(9)The Member will notify the Bank promptly after the Member becomes aware, through audit or otherwise, of any exception to statements or representations previously made to the Bank with respect to any of the Collateral or any real property or improvements or personal property covered by the lien of any Loan Collateral or any other matter covered by this Agreement.
(10)The Member will notify the Bank promptly of any material event, including but not limited to any change in any applicable state insurance law or regulation, that would cause the Member to be ineligible to remain a member of the Bank or to obtain Advances, or to pledge any Collateral to the Bank, pursuant to the provisions of the Act and the Regulations
F.Additional Covenants by the Member
The Member will (1) maintain a copy of this Agreement in its official records at all times, and (2) use the proceeds from all Advances constituting long-term Advances, as defined in the Bank’s Credit Program, only for the purposes of providing funds for residential housing finance.
G.Advances and Security Agreement
The Bank may revise the Advances and Security Agreement from time to time. If required by the Bank, the Member will execute any revised Advances and Security Agreement.
H.Solvency
The Member will remain Solvent at all times.

I.Legal Opinion
If required by the Bank, the Member will furnish to the Bank opinions of counsel in form and substance acceptable to the Bank relating to, among other things, this Agreement, the Member’s eligibility to remain a member, and the Member’s ability and authority to purchase capital stock, borrow advances and pledge its assets as collateral hereunder.

VII. Default, Remedies
A.Events of Default; Acceleration
Upon the occurrence of and during the continuation of any of the following events or conditions of default (“Event of Default”), the Bank may in its discretion and notwithstanding any other provision of this Agreement, by a notice to the Member, (a) declare all Indebtedness (including without limitation, any accrued interest and any applicable prepayment fees and early termination fees) to be immediately due and payable, without presentment, demand, protest, or any further notice, and (b) terminate any obligation on the part of the Bank in respect of any Commitment or to make or continue any Advances:

(1)Failure of the Member to pay when due the interest on or the principal of any Advance or any other amount due to the Bank;
(2)Failure of the Member to perform any promise or obligation or to satisfy any condition or liability contained in this Agreement, in any Confirmation, or in any other agreement to which the Member and the Bank are parties;
(3)Credible evidence coming to the attention of the Bank that any representation, statement, or warranty made or furnished in any manner to the Bank by or on behalf of the Member in connection with any Advance, any Commitment, any Collateral, any certification or statement of Borrowing Capacity, or in any agreement with or for the benefit of the Bank, is false, misleading or incomplete in any material respect;
(4)Failure of the Member to maintain adequate Eligible Collateral free of any encumbrances or claims as required in this Agreement;
(5)The issuance of any tax, levy, seizure, attachment, garnishment, levy of execution, or other process with respect to the Collateral;
(6)Any suspension of payment by the Member to any creditor of sums due or the occurrence of any event that results (or that with the giving of notice or passage of time or both will result) in acceleration of the maturity of any indebtedness of the Member to others under any security agreement, indenture, loan agreement, or other undertaking;
(7)Appointment of a trustee, conservator, receiver, liquidator, custodian, or similar official for the Member or any parent (direct or indirect) or subsidiary (direct or indirect) of the Member or the Member’s property; notice of a judgment, decree, or administrative decision adjudicating the Member or any parent or subsidiary of the Member insolvent or bankrupt; the assignment by the Member or any parent or subsidiary of the Member for the benefit of creditors; the filing of a petition or application by any person for the appointment of any such official for any such parent or subsidiary of the Member; or the transfer of any of the Member’s assets or liabilities (whether by purchase and assumption by any third party or merger or otherwise) in connection with or as a result of any event described in this Section VII.A.(7);
(8)Sale by the Member of all or a material part of the Member’s assets or the taking of any action by the Member to liquidate or dissolve;
(9)Termination of the Member’s membership in the Bank or the Member’s ceasing to be a type of financial institution that is eligible under the Act to become a member of the Bank or the Member’s failure to satisfy any requirement under the Act for remaining a member of the Bank or obtaining or holding an Advance;
(10)Merger, consolidation, or other combination of the Member with an entity that is not a member of the Bank if the nonmember entity is the surviving entity;

(11)The Member has borrowed, or committed to borrow, from any source an amount that is greater than the amount the Member is permitted to borrow under applicable law;
(12)The Bank reasonably and in good faith determines that a material adverse change has occurred in the financial condition of the Member or in the Collateral from that disclosed previously to the Bank; or
(13)The Bank reasonably and in good faith deems itself insecure even though the Member is not otherwise in default.
B.Remedies
Upon the occurrence of any Event of Default, the Bank will have all of the rights and remedies provided by applicable law, including without limitation, all of the remedies of a secured party under the Uniform Commercial Code as in effect in the State of California. In addition, the Bank may take immediate possession of any or all of the Collateral wherever it may be found. The Bank may sell, assign, and deliver all or any part of the Collateral at public or private sale for such price as the Bank deems appropriate without any liability for any loss due to increase or decrease in the market value of the Collateral during the period held. The Bank will have the right to purchase all or part of the Collateral at such sale. If the Collateral includes instruments or securities that will be redeemed by the issuer upon surrender, or any accounts or deposits in the possession of the Bank, the Bank may realize upon such Collateral without notice to the Member. If any notification of intended disposition of any of the Collateral is required by applicable law, such notification will be deemed reasonable and properly given if mailed, postage prepaid, at least ten days before any such disposition to the address of the Member appearing on the records of the Bank. Upon the occurrence of any Event of Default, the Bank may, in its sole discretion, apply any payment by or recovery from the Member or any sum realized from Collateral, at such time and in such manner and order of priority as the Bank determines, without regard to any contrary intention or request on the part of the Member or the provisions of any other agreement between the Bank and the Member. The Member agrees that the Bank may exercise its rights of setoff upon the occurrence of an Event of Default in the same manner as if the Advances, Commitments, or other Indebtedness were unsecured. Notwithstanding any other provision of this Agreement, upon the occurrence of any Event of Default at any time when all or any part of the obligations of the Member to the Bank are the subject of any guarantee by a third party for the Bank’s benefit and there exist other outstanding obligations of the Member to the Bank that are not so guaranteed but that are secured by the Collateral, then any sums realized by the Bank from the Collateral, or from any other collateral pledged or furnished to the Bank by the Member under any other agreement, will be applied first to the satisfaction of the nonguaranteed obligations and then to the Member’s guaranteed obligations. The Member agrees to pay all of the costs and expenses of the Bank in the collection of the Indebtedness, the enforcement and preservation of the Bank’s rights and remedies under or related to this Agreement, and the disposition of Collateral, including without limitation, reasonable attorneys’ fees and expenses. The Bank, at its discretion, may apply any surplus after payment of the Indebtedness, provision for repayment to the Bank of any amounts to be paid or advanced under outstanding Commitments, and payment of all costs of collection and enforcement, to third parties claiming a secondary security interest in the Collateral, with any remaining surplus paid to the Member. The Member will be liable to the Bank for any deficiency remaining.
C.Payment of Prepayment and Early Termination Charges
Any prepayment or early termination fees or charges for which provision is made under the applicable Confirmation, the Bank’s Credit Program or otherwise with respect to any Advance will be due at the time of any voluntary or involuntary payment of the principal of the Advance prior to its originally scheduled maturity, including without limitation, any payment that is made in connection with the liquidation of the Member or that becomes due as a result of an acceleration by the Bank pursuant to Section VII.A. or an amortization required by the Bank pursuant to Section II.C., whether such payment is made by the Member, by a trustee, conservator, receiver, liquidator, custodian, or similar official, for the Member, or by any successor to or any assignee of the Member or any other entity for or on behalf of the Member.
D.Default Rate
Any payment of principal or interest or any other sum that is not made to the Bank when due (whether at stated maturity, by acceleration, or otherwise) will bear interest, to the maximum extent permitted by applicable law, for each day during the period commencing on the due date through, but not including, the date the amount is paid in full, at a rate per annum equal to one percentage point above the interest rate that otherwise would be applicable to any such payment of principal or, if such payment does not constitute a principal sum, then at a rate equal to one percentage point above such rate as the Bank may determine in its sole discretion.
E.Certain Provisions as to Sale of Securities Collateral
In view of the possibility that federal and state securities laws and other applicable federal and state laws may impose restrictions on the method by which a sale of the Collateral may be effected, the Bank and the Member agree that any sale of the Collateral as a result of an Event of Default that does not comply with the Securities Act of 1933 or any other applicable federal or state securities law or other applicable federal or state law does not prevent the sale from being “commercially reasonable.” The Bank and the Member further agree that from time to time the Bank may attempt to sell the Collateral by means of private placement. In so doing, the Bank may restrict the bidders and prospective purchasers to those that will represent and agree that they are purchasing for investment only and not for distribution or otherwise impose restrictions deemed appropriate by the Bank for the purpose of complying with the requirements of applicable securities laws. The Bank may solicit offers to buy such Collateral, for cash or otherwise, from a limited number of investors deemed by the Bank to be responsible parties that might be interested in purchasing such Collateral. If the Bank solicits offers from at least three such investors, then the acceptance by the Bank of the highest offer received (whether or not three offers are received) from a qualifying investor will be deemed to be a commercially reasonable method of disposing of the Collateral.
VIII. Assignment of Indebtedness and Sale of Participations
The Member hereby gives the Bank the full right, power, and authority to pledge or assign to any party all or part of the Indebtedness, together with all or any part of the Collateral, as security for any consolidated Federal Home Loan Bank obligations issued pursuant to the provisions of the Act or for any other purpose authorized by the Act, the Regulations, or the Finance Agency. In the case of any such pledge or assignment, the Bank will have no further responsibility with respect to Collateral transferred to the pledgee or assignee, and all references herein to the “Bank” will be read to refer to the pledgee or assignee. The Member may not (voluntarily or involuntarily or by operation of law or otherwise) assign or transfer any of its rights or obligations hereunder or with respect to any Advances, Commitments or other Indebtedness without the express prior written consent of the Bank. The Bank may at any time sell, assign, grant participations in, or otherwise transfer to any other person or entity, including without limitation another Federal Home Loan Bank (a “participant”), all or part of the Indebtedness of the Member then outstanding hereunder. The Member hereby acknowledges and agrees that any such disposition will give rise to a direct obligation of the Member to the participant. The Member hereby authorizes the Bank and each participant, in case of any Event of Default under this Agreement, to proceed directly, by right of setoff, banker’s lien, or otherwise, against any assets of the Member which may at the time of such default be in the respective hands of the Bank or any such participant. The Member further agrees that the Bank may furnish any information pertaining to the Member that is in the possession of the Bank to any prospective participant to assist it in evaluating such participation, provided that any non-public information reasonably designated in writing to the Bank by the Member as constituting non-public information will be furnished to such prospective participant on a confidential basis.
IX. Discretion of Bank to Grant or Deny Advances or Commitments
Nothing contained herein or in any documents describing or setting forth the Bank’s Credit Program will be construed as an agreement or commitment on the part of the Bank to grant Advances or extend Commitments hereunder, or to enter into any other transaction, and the right and power of the Bank in its discretion to either grant (with or without conditions) or deny any Advance or to extend any Commitment or enter into any other transaction requested hereunder is expressly reserved. Any determination by the Bank of the Borrowing Capacity of any Collateral pledged hereunder will not constitute a determination by the Bank that the Member may obtain Advances or Commitments in amounts up to such Borrowing Capacity or otherwise.
X. Amendment; Waivers
No modification, amendment, or waiver of any provision of this Agreement or consent to any departure therefrom will be effective unless executed by the party against which such change is asserted and will be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Member in any case will entitle the Member to any other or further notice or demand in the same or similar or other circumstances. Any forbearance, failure, or delay by the Bank in exercising any right, power, or remedy hereunder will not be deemed to be a waiver thereof, and any single or partial exercise by the Bank of any right, power, or remedy hereunder will not preclude the further exercise thereof. Every right, power, and remedy of the Bank will continue in full force and effect until specifically waived by the Bank in writing.
XI. Jurisdiction; Legal Fees
In any action or proceeding brought by the Bank or the Member to enforce any right or remedy under or related to this Agreement, the parties hereby consent to and agree that they will submit to the jurisdiction of the United States District Court for the Northern District of California or, if such action or proceeding may not be brought in federal court, the jurisdiction of the Superior Court of the City and County of San Francisco to the exclusion of all other courts. The Member agrees that, if any action or proceeding is brought by the Member seeking to obtain any legal or equitable relief against the Bank in connection with this Agreement or any transaction contemplated hereby, and such relief is not granted by the final decision of a court of competent jurisdiction, after any and all appeals, the Member will pay all attorneys’ fees and other costs incurred by the Bank in connection with the action or proceeding. The Member agrees to reimburse the Bank for all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Bank in connection with the enforcement or preservation of the Bank’s rights under or related to this Agreement, including without limitation, its rights in respect of any Collateral and the audit or possession of the Collateral.
XII. Applicable Law; Severability
This Agreement and all Advances and Commitments made under this Agreement will be governed by the statutory and common law of the United States and, to the extent federal law incorporates or defers to state law, the laws of the State of California (excluding, however, the conflict of laws rules of the State of California). Notwithstanding the foregoing, the
Uniform Commercial Code as in effect in the State of California will be deemed applicable to this Agreement, and to any Advance or Commitment made and to any Collateral pledged under this Agreement. In the event that any portion of this Agreement conflicts with applicable law, such conflict will not affect other provisions of this Agreement that can be given effect without the conflicting provision, and to this end the provisions of this Agreement are declared to be severable.
XIII. Successors and Assigns
This Agreement will be binding upon and inure to the benefit of the successors and permitted assigns of the Member and the Bank.
XIV. Notices
Any notice, advice, request, consent, or direction given, made, or withdrawn pursuant to this Agreement must be made in writing or by electronic transmission, and will be deemed to have been duly given to and received by a party when mailed to such party at its given address by first-class mail, or if by personal delivery or electronic transmission, when actually received by such party at its main, home, or principal office.
XV. Consent to Receive Information and Communications
The Member hereby grants the Bank its express permission, invitation, and consent to send to the Member from time to time notices, announcements, bulletins, press releases, and other information and communications, some of which may be deemed advertisements, concerning the Bank and its products and services and other information that the Bank believes may be of interest or benefit to the Member, by mail, delivery service, e-mail, or facsimile to the address(es), e- mail address(es), and facsimile number(s) as the Member has indicated or will indicate to the Bank from time to time.
XVI. Agreement Interpretation
The parties agree that this Agreement will be interpreted in a fair, equal, and neutral manner as to each of the parties, notwithstanding the provisions of Section 1654 of the California Civil Code or any similar common law.
XVII. Entire Agreement
This Agreement embodies the entire agreement and understanding between the parties relating to the subject matter and supersedes all prior agreements between the parties that relate to the subject matter. Notwithstanding the above, Advances and Commitments made by the Bank to the Member prior to the execution of this Agreement will continue to be governed by the terms of the Confirmation pursuant to which such Advances and Commitments were made, and otherwise by the terms and conditions of this Agreement.

IN WITNESS WHEREOF, the Member and the Bank have caused this Agreement to be signed in their names by their duly authorized officers as of the date first mentioned above.
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Full Corporate Name of Member

__________________________________________________________________________
Authorized Signature*      Authorized Signature*

__________________________________________________________________________
Name         Name

__________________________________________________________________________
Title         Title

* This Agreement must be signed in accordance with the Member’s authorizations on file with the Bank, and the accompanying acknowledgment form must be completed by a Notary Public.

Federal Home Loan Bank of San Francisco
__________________________________________________________________________
Authorized Signature      Authorized Signature

__________________________________________________________________________
Name         Name

__________________________________________________________________________
Title         Title

Mail this form to:

Federal Home Loan Bank of San Francisco
600 California Street, Suite 300
San Francisco, CA 94108

or

Federal Home Loan Bank of San Francisco
P.O. Box 7948
San Francisco, CA 94120